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                                                                  EXHIBIT (e)(8)
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 ---   American
|AIG|    General                                                                                          Cash Disbursement Request
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[ ] American General Life Insurance Company (AGL),
    [ ] Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373
    [ ] Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880
[ ] The Old Line Life Insurance Company of America (OLL), P.O.Box 4373, Houston, TX 77210-4373
    Members of American International Group, Inc.
Instructions for completing this form are listed on the back. Please reference your contract for availability of certain requests.
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1.     CONTRACT      | CONTRACT No.: _______________________________________________________________________________________________
       IDENTIFICATION|
                     | OWNER:____________________________________________________  SSN/TIN OR EIN:__________________________________
                     |
   [ ] Check Here if | ADDRESS: _________________________________________________  PHONE No.:_______________________________________
       New Address   |
                     |          _________________________________________________
                     |
                     | EMAIL ADDRESS (optional):____________________________________________________________________________________
                     |
                     | INSURED/ANNUITANT (if other than Owner):_____________________________________________________________________
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2. [ ] PARTIAL       | Annuity, Universal Life and Variable Universal Life only. Section 7 must also be completed.
       WITHDRAWAL    | Requested Amount $______________________________      [ ] Net  [ ] Gross
                     |
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3. [ ] LOAN          | [ ] Maximum Available                                 [ ] Requested Amount $ ________________________________
                     |
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4. [ ] FUND          | Unless directed otherwise below, proceeds will be allocated according to the deduction allocation percentages
       ALLOCATION    | in effect, if available. Otherwise, they will be taken pro-rata from all divisions. _________________________
       (Variable     | _____________________________________________________________________________________________________________
       contract only)|
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5. [ ] WITHDRAW      | [ ] Maximum Available                                 [ ] Requested Amount $ ________________________________
       DIVIDENDS     |
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6. [ ] WITHDRAW      | [ ] Premium Deposits                                  [ ] Maximum Available
       OTHER VALUES  | [ ] Other ________________________________            [ ] Requested Amount $ ________________________________
                     |
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7. [ ] INCOME TAX    | [ ] I DO NOT WANT INCOME TAX WITHHELD                 [ ] I WANT INCOME TAX WITHHELD
       WITHHOLDING   |
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8. [ ] SPECIAL       | [ ] Pay Proceeds to the Contract Owner
       PAYMENT       | [ ] Make Payable to: ________________________________________________________________________________________
       AND MAILING   | Mail to: [ ] Contract Owner  [ ] Agent  [ ] Other
       INSTRUCTIONS  |          Name:_______________________________________________________________________________________________
                     |          Address:____________________________________________________________________________________________
                     |
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9. []  SIGN HERE FOR | Is this distribution being used as a source to fund a new contract? Yes___ No___ .
       ABOVE REQUEST | If yes, is the new contract with The United States Life Insurance Company in the City of New York (USL), or
                     | one of the companies listed above? Yes___ No___. If yes, please circle the company.
                     |                                       AGL         OLL           USL
                     | It is expressly represented and warranted that no other person, firm or corporation has any interest in said
                     | contract except the undersigned and that there are no tax liens, insolvency or bankruptcy proceedings pending
                     | against the undersigned.
                     |
                     | Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer
                     | identification number, and (2) I am not subject to backup withholding because: (a) I am exempt from backup
                     | withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to
                     | back-up withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified
                     | me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident
                     | alien). The Internal Revenue Service does not require your consent to any provision of this document other
                     | than the certification required to avoid backup withholding.
                     |
                     | __________________________________________             ______________________________________________________
                     |     Signature of Owner(s)      Date                             Signature of Co-owner             Date
                     |                                                         (or other party having interest in contract)
                     |
                     |                     RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.




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                                                  - Instructions and Conditions -
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1. CONTRACT          | Complete all contract information in this section. You may use this form for multiple contracts that have
   IDENTIFICATION    | the same contract owner and require the same signatures.
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2. PARTIAL           | Check amounts will be made for the amount requested unless otherwise specified. Actual contract withdrawal
   WITHDRAWAL        | may be higher due to surrender charges, tax withholding or other fees. Additional requirements may be needed
                     | for tax qualified contracts.
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3. LOAN              | The sole security for this loan, all rights, title and interest therein, is assigned to (the "Company").
                     | The contract loan is the first lien on this contract and shall be automatically repaid to the "Company"
                     | out of the cash surrender value, death or maturity proceeds, according to the contract provisions. This loan
                     | shall bear interest in the manner and at the rate stated in the contract. Check amounts will be made for the
                     | amount requested unless otherwise specified. Actual contract withdrawal may be higher due to interest
                     | charges, tax withholding or other fees.
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4. FUND              | If the disbursement is being made from a variable contract, this section may be completed to designate
   ALLOCATION        | an allocation other than pro-rata or to replace a designation already in effect.
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5. WITHDRAW          | Select either "Maximum Available" or indicate "Requested Amount". For qualified contracts, additional
   DIVIDENDS         | withdrawal requirements may apply.
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6. WITHDRAW          | Complete this section if you would like to withdraw values other than dividends from your contract.
   OTHER VALUES      | Select Premium Deposits or Other. If Other, enter the description in the space provided. Select either
                     | "Maximum Available" or indicate "Requested Amount".
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7. INCOME TAX        | Select desired Income Tax Withholding Election.
   WITHHOLDING       |
                     | Internal Revenue Service regulations require that 10% withholding will occur unless you elect not to have
                     | withholding apply. Your election will apply to any other payment from the same contract. You may change this
                     | election at any time.
                     |
                     | A mandatory 20% withholding applies to a distribution from a qualified pension, profit-sharing plan, or
                     | tax-sheltered annuity, unless you make a direct rollover or transfer of the amount withdrawn. If the
                     | distribution is not eligible for rollover, the withholding rate is 10% and you may elect out of withholding.
                     |
                     | The Internal Revenue Service does not require your consent to any provision of this document other than the
                     | certifications required to avoid backup withholding.
                     |
                     | Income Tax Withholding is only applicable to partial withdrawal of annuity or universal life values and
                     | dividend withdrawals or loans on qualified products.
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8. SPECIAL           | Complete this section if the proceeds are to be payable to someone other than the contract owner or mailed
   PAYMENT           | to an address other than the address of record. This section can also be used to communicate special
   AND MAILING       | use of proceeds (e.g., premium payments, loan payments, etc.).
   INSTRUCTIONS      |
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9. SIGN HERE FOR     | If you are replacing this contract with a new one, your agent is required to furnish a comparison to you so
   ABOVE REQUEST     | that you can review the benefits of each plan.
                     |
                     | Your requested disbursement of contract values is payable at the Service Center of the life insurance company
                     | which issued the contract ("the Company") and only in exchange for a completed written request form
                     | acceptable and required by the Company.
                     |
                     | This request must be dated and all required signatures must be written in ink, using full legal names.
                     |
                     | Taxpayer Identification Number Certification: You must cross out item 2 if you have been notified by the
                     | IRS that you are currently subject to backup withholding because you have failed to report all interest or
                     | dividends on your tax return.
                     |
                     | This request must be signed by:
                     |    o the person or persons who have the rights of ownership under the terms of the contract (co-owners,
                     |      irrevocable beneficiary);
                     |    o by an Assignee if any; and
                     |    o by any other party who may have an interest in the contract by legal proceedings or statutes.
                     |
                     | Special circumstances - Corporate ownership: The signature of one officer followed by the officer's title is
                     | required. The request must be submitted on a piece of corporate letterhead or paper with the corporate seal
                     | signed by that officer; Partnerships: The full name of the partnership should be written followed by the
                     | signatures of all partner(s), other than the Insured; Trust: If the contract is owned by or assigned to
                     | a Trustee, current Trustee(s) signatures are required as instructed by the trust agreement. Validation of
                     | Trustee(s) signatures may be required.
                     |

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